EXHIBIT 3.1k

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110877125-24

Filing Date and Time
Ross Miller	12/13/2011 4:24 PM
Secretary of State	Entity Number
State of Nevada	C10054-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

1. Name of corporation:For Nevada Profit Corporations

Li-ion Motors Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock Three Hundred Million (300,000,000) shares par value $.001

Preferred Stock Five Million (5,000,000) shares par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock Sixty Million (60,000,000) shares par value $.001 per share

Preferred Stock Five Million (5,000,000) shares par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Stock one share for every five shares currently held.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up.

7. Effective date of filing: (optional)                                                                                Date: Approved FINRA                                           Time:

8. Signature: (required)(must not be later than 90 days after the certificate is filed)

X            /s/ Stacey Fling                                                                                           President
Title

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
Nevada Secretary of State Stock Split
Revised: 3-6-09